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                                                                  EXHIBIT 5.1


                        O'MELVNEY & MYERS LLP

                      400 SOUTH HOPE STREET
CENTURY CITY      LOS ANGELES, CALIFORNIA 90071-2899            WASHINGTON, D.C.

IRVINE SPECTRUM         TELEPHONE (213) 430-6000                       HONG KONG
                        FACSIMILE (213) 430-6407
NEWPORT BEACH           INTERNET: www.omm.com                             LONDON

NEW YORK                                                                SHANGHAI

SAN FRANCISCO                                                              TOKYO

TYSONS CORNER




                                                                 OUR FILE NUMBER
February 5, 2001                                                     003,863-999


                                                            WRITER'S DIRECT DIAL



                                                         WRITER'S E-MAIL ADDRESS

Acacia Research Corporation
55 South Lake Avenue
Pasadena, California  91101

                  RE:      REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission on February 6, 2001 in connection with the registration under the Securities Act of 1933, as amended, of (i) 1,127,274 shares of your Common Stock, $0.001 par value (the "Common Shares"), and (ii) 1,127,274 shares of your Common Stock that are issuable upon exercise of common stock purchase warrants (the "Warrant Shares"). We are familiar with the proceedings heretofore taken, and with the additional proceedings proposed to be taken, by you in connection with the authorization and proposed issuance and sale of the shares.

         It is our opinion that the issuance and sale of the Common Shares have been duly authorized by all necessary corporate action on the part of the Company and the Common Shares are validly issued, fully paid and non-assessable.

         It is further our opinion that the Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, upon payment of the exercise price for and delivery of the Warrant Shares in accordance with the common stock purchase warrants and the countersigning of the certificate or certificates representing the Warrant Shares by a duly authorized signatory of the registrar for the common stock, the Warrant Shares will be validly issued, fully paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement.

                                                     Respectfully submitted,

                                                     /s/ O'MELVENY & MYERS LLP